                               EXHIBIT A


AGREEMENT OF REPORTING PERSONS

         Each of the undersigned hereby agrees that the Amendment No. 2 to
Schedule 13D filed on the date hereof with respect to the shares of Class A Common Stock of divine, inc. has been filed on behalf of the undersigned.

SIGNATURE

         Dated: September 3, 2002

         Entities:

Oak Investment Partners IX, Limited Partnership
Oak Associates IX, LLC
Oak IX Affiliates Fund - A, Limited Partnership
Oak IX Affiliates Fund, Limited Partnership
Oak IX Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation


                                    By:    /s/ ANN H. LAMONT
                                           ------------------------------------
                                               Ann H. Lamont, as
                                               General Partner or
                                               Managing Member or as
                                               Attorney-in-fact for the
                                               above-listed entities

         Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

                                    By:    /s/ ANN H. LAMONT
                                           ------------------------------------
                                               Ann H. Lamont,
                                               Individually and as
                                               Attorney-in-fact for the
                                               above-listed individuals